UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2009

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

New York	1-4858	13-1432060
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

521 West 57th Street New York, New York		10019 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 765-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Robert Amen; Appointment of Douglas D. Tough as Chairman, and as Chief Executive Officer in early 2010; Appointment of Interim office of CEO

On September 14, 2009, the Company issued a press release announcing that Robert Amen has resigned his role of Chairman of the Board of Directors (“Chairman”) and Chief Executive Officer (“CEO”) of the Company effective September 30, 2009, and that Douglas D. Tough, currently a Company Board member and chief executive officer and managing director of Ansell Limited (“Ansell”), will assume the position of non-executive Chairman effective October 1, 2009, and executive Chairman and CEO when his contract with Ansell expires, no later than the end of the first quarter 2010.  Pending Mr. Tough’s assumption of his title and duties as CEO, beginning October 1, 2009, the Company will establish a temporary Office of the CEO, which will be comprised of three current Company executives, Chief Financial Officer, Kevin Berryman; Group President, Fragrances, Nicolas Mirzayantz; and Group President, Flavors, Hernan Vaisman.  Each of these executives will remain in their current positions while carrying out their Office of the CEO responsibilities.  The Office of the CEO will report to Mr. Tough as non-executive Chairman.

In connection with Mr. Tough’s assumption of the positions of Chairman and CEO, the Company entered into a letter agreement (the “Agreement”) with Mr. Tough, a copy of which is attached hereto as Exhibit 10.1 and the terms and conditions of which are incorporated herein by reference.  Mr. Tough’s employment will be on an at-will basis until terminated by either party and he will be entitled to the following compensation: (1) annual base salary of $1,200,000; (2) a bonus under the Company’s Annual Incentive Plan (“AIP”) of 120% of base salary, at target, up to 240% of base salary at maximum, subject to achievement of applicable performance objectives; (3) participation in the Company’s Long-Term Incentive (“LTI”) program with a target value under each award of $2,000,000, subject to achievement of applicable performance objectives, prorated for the 3-year cycles ending 2010 and 2011; (4) participation in the Company’s Equity Choice Program and LTI program commencing with awards granted to senior executives in 2010; (5) participation in all of the Company’s employee and executive benefit plans and programs for its senior executives, annual paid vacation, and Company-provided senior executive perquisites or as otherwise approved for him by the Board or the Compensation Committee; (6) on the effective date of his employment, a sign-on award under the Equity Choice Program having a face value of $750,000 subject to continued employment (except as provided below) and vesting on the first anniversary of the effective date of his employment; and (7) on July 1, 2010, a special bonus in the amount of $500,000.  Mr. Tough is entitled to be indemnified by the Company to the full extent provided by law.

Mr. Tough will participate in the Executive Severance Policy (“ESP”). In the event Mr. Tough’s employment is terminated by the Company without Cause or by Mr. Tough for Good Reason (each as defined in the Agreement), separation benefits due Mr. Tough under the ESP will not be less than (i) a pro rata AIP bonus for the year of termination based on actual performance and paid when AIP bonuses are paid generally, (ii) payroll installments of severance for 2 years in the aggregate amount equal to 2 times the sum of Mr. Tough’s annual base salary and target AIP amount (a reduced amount and payment period applies for a termination after attaining age 63), and (iii) continued participation in the Company’s welfare benefit plans during the severance pay period at active employee rates.  If such termination occurs prior to July 1, 2010, Mr. Tough will be paid his special bonus, and if such termination occurs prior to the first anniversary of the effective date of Mr. Tough’s employment, his sign-on award under the Equity Choice Program will become vested on a pro rata basis.  If such termination occurs on or within 2 years after a Change in Control (as defined in the ESP), the above separation benefits are modified to provide a severance payment multiple of “3” and 36-month payment period, instead of “2” and 24 months, (and a reduced amount and payment period for a termination after attaining age 63).   Mr. Tough will not be

entitled to any payment (including any tax gross-up) respecting taxes he may owe under Internal Revenue Code Section 4999 (so-called “golden parachute taxes”).  The separation benefits payments are subject to Mr. Tough’s delivery to the Company of an executed general release, resignation from all offices, directorships and fiduciary positions with the Company and continued compliance with the restrictive covenants below.

Under the Agreement, Mr. Tough is subject to restrictive covenants regarding non-competition, non-solicitation, confidentiality, cooperation and non-disparagement. Upon a termination of Mr. Tough’s employment for any reason, the non-competition and non-solicitation covenants continue to apply for 2 years (or a shorter period if he had attained age 63). If Mr. Tough’s employment terminates prior to a Change in Control and he fails to comply with the restrictive covenants, Mr. Tough’s unexercised options and SARs, and any other unvested award will be immediately forfeited and canceled, no further separation benefits will be provided and Mr. Tough may be subject to a claw-back with respect to any paid separation benefits and certain other amounts.

Mr. Tough will cease to receive compensation as a Company Board member once he assumes his duties as CEO.

A copy of the Company’s press release concerning the resignation of Mr. Amen, the appointment of Mr. Tough as Chairman and Chief Executive Officer, and the interim appointments of Mr. Berryman, Mr. Mirzayantz and Mr. Vaisman to the Office of the Chief Executive Officer is furnished as Exhibit 99.1.  The summary of Mr. Tough’s employment terms, above, is qualified in all respects by the terms and conditions of Mr. Tough’s Agreement.

Item 7.01.  Regulation FD Disclosure.

In connection with the matters disclosed under Item 5.02, a copy of the press release concerning this is furnished herewith as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.1	Letter Agreement between International Flavors & Fragrances Inc. and Douglas D. Tough, dated September 8, 2009.
99.1	Press Release issued by International Flavors & Fragrances Inc. on September 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: September 14, 2009	By:	/s/ Dennis M. Meany
Dennis M. Meany Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Letter Agreement between International Flavors & Fragrances Inc. and Douglas D. Tough, dated September 8, 2009.
99.1	Press Release issued by International Flavors & Fragrances Inc. on September 14, 2009.